Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
FOR IMMEDIATE RELEASE	(918) 295-7673

ALLIANCE RESOURCE PARTNERS, L.P.

AND ALLIANCE HOLDINGS GP, L.P.

Jointly Announce Simplification Transactions

TULSA, OKLAHOMA, February 23, 2018 — Alliance Resource Partners, L.P. (NASDAQ: ARLP) and Alliance Holdings GP, L.P. (NASDAQ: AHGP) (collectively, the “Alliance Partnerships”) jointly announced today an agreement pursuant to which, through a series of transactions (the “Simplification Transactions”), AHGP would become a wholly owned subsidiary of ARLP and all of the ARLP common units held by AHGP and its subsidiaries (the “Exchange Units”) would be distributed to the unitholders of AHGP in exchange for their AHGP common units.

The Simplification Transactions also contemplate that ARLP will issue ARLP common units in exchange for the 1.0001% general partner interest in Alliance Resource Operating Partners, L.P. and the 0.001% managing membership interest in Alliance Coal, LLC.  The number of ARLP common units issued in exchange for these interests will be calculated based on ARLP’s last quarterly unitholder distribution prior to the closing of the Simplification Transactions and will provide the same cash flow from distributions attributable to the newly issued units after the exchange as would have been paid to the interests if not for the exchange.  Based on ARLP’s last quarterly distribution of $0.51 per ARLP common unit, ARLP would issue in exchange for these interests approximately 1,320,377 ARLP common units upon closing of the Simplification Transaction.

Upon the consummation of the Simplification Transactions, all of the outstanding AHGP common units will be canceled and cease to be publicly traded.  The Simplification Transactions are structured such that each AHGP unitholder will hold directly after the transactions the same economic share of ARLP and its subsidiaries that it held indirectly through AHGP before the transactions.  The Simplification Transactions are intended to simplify the organizational structure of the Alliance Partnerships, increase investor transparency, attract a broader investor base to a single, larger entity with increased public float and greater liquidity and eliminate the duplicative costs required to maintain two public companies.

The terms of the agreement (the “Simplification Agreement”) were approved by both the board of directors of AHGP’s general partner and ARLP’s general partner.  Vinson & Elkins LLP served as legal advisor in connection with the transactions.

The closing of the Simplification Transactions, which is currently expected to occur in the second or third quarter of 2018, is subject to the satisfaction of customary closing conditions, including the approval of the Simplification Agreement by the affirmative vote or consent of holders of a majority of the outstanding AHGP common units, and the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) by ARLP with respect to the distribution of the Exchange Units.   Certain AHGP unitholders that collectively own a majority

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of the outstanding AHGP common units have agreed to deliver a written consent with respect to such units approving the Simplification Agreement.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of federal securities laws.  All statements, other than historical facts included in this press release, including (but not limited to) references to the benefits of the proposed transactions, the parties expectation with respect to the timing of the completion of the proposed transactions; the approval of the proposed transactions by AHGP’s unitholders, and the satisfaction of the closing conditions to the proposed transactions, may be forward-looking statements.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of ARLP and AHGP and are difficult to predict.  All forward-looking statements speak only as of the date of this press release. Although ARLP and AHGP believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements.  Neither ARLP nor AHGP undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Important Information for Investors and Unitholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any consent or approval.  The proposed Simplification Transactions between ARLP, AHGP and the other parties to the Simplification Agreement will be submitted to the holders of AHGP common units for their consideration.  ARLP will file with the SEC the Registration Statement that will include a consent statement of AHGP that also constitutes a prospectus of ARLP.  ARLP and AHGP also plan to file other documents with the SEC regarding the proposed transactions.  INVESTORS AND SECURITY HOLDERS OF ARLP AND AHGP ARE URGED TO READ THE CONSENT STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.  Investors and unitholders will be able to obtain free copies of the consent statement/prospectus and other documents containing important information about ARLP and AHGP once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by ARLP will be available free of charge on ARLP’s website at www.arlp.com under “Investor Relations.”  Copies of the documents filed with the SEC by AHGP will be available free of charge on AHGP’s website at www.ahgp.com under “Investor Relations.”

Participants in the Solicitation

ARLP, AHGP and certain of their respective directors and executive officers may be deemed participants in the solicitation of consent from the unitholders of AHGP in connection with the proposed transactions.  Information about the directors and executive officers of ARLP is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 23, 2018.  Information about the directors and executive officers of AHGP is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 23, 2018.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the consent solicitation

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and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Alliance Resource Partners, L.P.

ARLP is a diversified producer and marketer of coal primarily to major United States utilities and industrial users.  ARLP, the nation’s first publicly traded master limited partnership involved in the production and marketing of coal, is currently the second largest coal producer in the eastern United States with mining operations in the Illinois Basin and Appalachian coal producing regions.

ARLP currently operates eight mining complexes in Illinois, Indiana, Kentucky, Maryland and West Virginia as well as a coal-loading terminal on the Ohio River at Mount Vernon, Indiana.  ARLP also generates income from a variety of other sources, including investments in oil and gas royalty interests and gas compression services.

News, unit prices and additional information about ARLP, including filings with the Securities and Exchange Commission, are available at http://www.arlp.com.  For more information, contact the investor relations department of Alliance Resource Partners, L.P. at (918) 295-7674 or via e-mail at investorrelations@arlp.com.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control ARLP’s managing general partner through which it holds a non-economic general partner interest in ARLP and an approximate one percent general partner interest in ARLP’s operating subsidiary Alliance Resource Operating Partners, L.P.  In addition, AHGP owns 87,188,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.   For more information, contact the investor relations department of Alliance Holdings GP, L.P. at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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